THIS STANDSTILL AGREEMENT ("Agreement") is made and entered into as of the 24th day of September 2004., by and among GLOBAL DIGITAL SOULUTIONS, INC., a New Jersey corporation ("GDSI), ADS MONTEREY INC., a California corporation ("ADS"), and LAURUS MASTER FUND LTD., a Cayman Islands company ("Laurus"), having its corporate office at c/o M and C Corporate Services, Ltd., P.O. Box 309 GT, Ugland House, George Town, South Church Street, Grand Cayman, Cayman Islands.

GDSI, ADS and Laurus are hereinafter sometimes collectively referred to herein as the "Parties."

                            INTRODUCTION:

This Agreement is being entered into with reference to the following facts:

A. On or about July 28, 2004. GDSI, ADS and Laurus consummated the transactions contemplated by a series of agreements, all dated as of July 28, 2004, principally consisting of (i) a Security Agreement (as amended, supplemented, restated or modified from time to time, the "Security Agreement") among GDSI, ADS and Laurus; (ii) a $500,000 Secured Convertible Minimum Borrowi11g Note made by GDSI in favor of Laurus (as amended, supplemented, restated or modified from time to time, the "Minimum Borrowing Note"); (iii) a $2,500,000 Secured Revolving Note made by GDSI in favor of Laurus (as amend~ supplemented, restated or modified from time to time, the "Revolving Note" and, together with the Minimum Borrowing Note, the "Notes"); (iv) a Registration Rights Agreement between GDSI and Laurus (as amended supplemented, restated or modified from time to time, the "Registration Rights Agreement"); (v) a Subsidiary Guaranty made by ADS in favor of Laurus (as amended, supplemented, restated or modified from time to time, the "Subsidiary Guaranty"); (vi) a Stock Pledge Agreement made by GDSI and ADS in favor of Laurus (as amended, supplemented, restated or modified from time to time, the "Pledge Agreement"), (vii) the warrants to purchase up to an aggregate of 1,111,111 shares of Common Stock (subject to adjustments), issued by GDSI to Laurus (as amended, supplemented, restated or modified from time to time, the "Warrants");
(viii) that certain Side Letter, of GDSI and ADS to Laurus, relating to the Contract Rate (as amended. supplemented, restated or modified from time to time. the "Side Letter") and (ix) all other documents, instruments and agreements executed in connection with the transactions contemplated thereby (all of the foregoing hereinafter collectively referred to as the "Transaction Documents").

B. Unless otherwise separately defined in this Agreement, all capitalized terms used herein shall have the same meaning as is defined in the Security Agreement.

C. GDSI, ADS and Laurus hereby agree that Events of Default (as defined in each of the Security Agreement, Minimum Borrowing Note and Revolving Note) have occurred and are continuing beyond any applicable cure or grace period under the following provisions: (i) Section 4.1 of the Minimum Borrowing Note, (ii) Section 3.1 of the Revolving Note and
(iii) Section 19(a) and (n) of the Security Agreement. Such Events of Default set forth in the immediately preceding sentence have occurred as a result of GDSI's non-payment, when due, of principal and interest: on the outstanding Obligations (including without limitation non-payment of the Default Payments referred to in Sections 1(b) and (c) below) on and after September 1, 2004. The Events of Default set forth in the foregoing clauses (i), (ii) and (iii) of this Section C are hereinafter referred to as the "Existing Defaults".

D. As a result of the occurrence and the continuance of the Existing Defaults, Laurus has the right to exercise any and all of their rights, remedies, liens and security interests under the Transaction Documents.

E. GDSI and ADS have requested that Laurus agree to "standstill" and forebear from exercising its rights, remedies, liens and security interests under the Transaction Documents, pursuant to the terms and subject to the conditions of this Agreement.

F. Subject at all times to the full and timely performance by GDSI and ADS of all of their respective covenants and agreements set forth in this Agreement and the Transaction Documents, Laurus is willing for the period set forth below to "standstill" and forebear from exercising their rights, remedies, liens and security interests under the Transaction Documents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereto intending to be bound thereby, it is mutually agreed as follows:


1.  Acceleration.

(a) Laurus hereby declares without further notice and in accordance with the terms of the Transaction Documents, all Obligations under the Transaction Documents immediately due and payable (the "Acceleration"). GDSI, ADS and Laurus hereby agree that (i) the Acceleration shall be deemed to have occurred on September 22, 2004 and (ii) as of the date hereof. Laurus has the right to enforce and exercise any and all of its rights, remedies, liens and security interests under the Transaction Documents.

(b) In connection with the Acceleration and pursuant to Section 5.1 of the Minimum Borrowing Note, Laurus hereby exercises its option to, following the occurrence of an Event of Default (as defined in the Minimum Borrowing Note), require that GDSI make a Default Payment (as defined in the Minimum Borrowing Note) equal to 130 percent of the outstanding principal amount of the Minimum Borrowing Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable under the Minimum Borrowing Note.

(c) In connection with the Acceleration and pursuant to Section 4.1 of the Revolving Note Laurus hereby exercises its option to, following the occurrence of an Event of Default (as defined in the Revolving Note), require that GDSI make a Default Payment (as defined in the Revolving
Note) equal to 130 percent of the outstanding principal amount of the Revolving Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable under the Revolving Note.


2.  Acknowledgements.

(a) Each of GDSI and ADS hereby acknowledges, confirms and agrees that as of the close of business on September 22, 2004, each of GDSI and ADS are jointly and severally indebted to Laurus for all Obligations, including without limitation, (i) in respect of the principal amount of the Notes, $855,917.68, (ii) in respect of accrued interest on the outstanding principal amount of the Notes (including accrued default interest on the principal amount of the Notes), $28,845.25, (iii) in respect of the portion of the Default Payments referred to in Section 1(b) and (c) above constituting amounts in addition to those set forth in the immediately preceding clauses (i) and (ii), $265,428.88 (such amount set forth in this clause (iii), the Additional Acceleration Amount"), (iv) all other interest accrued and accruing on the Obligations (including default interest), and all fees, costs, expenses and other charges now or hereafter payable by GDSI and/or ADS as set forth in the Transaction Documents and (v) all other Obligations (the foregoing clauses (i) through (v), collectively, the "Note Obligations"). GDSI and ADS hereby agree that all Note Obligations are unconditionally jointly and severally owing by GDSI and ADS to Laurus, without offset, defense or counterclaim of any kind nature or description whatsoever.

(b) Each of GDSI and ADS (collectively, the "Collateral Parties") hereby acknowledges, confirms and agrees that: Laurus, has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in all of the collateral heretofore granted to the Laurus pursuant to the Transactions Documents or otherwise granted to or held by Laurus.

(c) Each of the Collateral Parties hereby acknowledges, confirms and agrees that: (i) each of the Transaction Documents to which it is a party, this Agreement and all agreements executed in connection herewith have been duly executed and delivered to Laurus and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Laurus contained in such documents, this Agreement and all agreements executed in connection herewith constitute the legal valid and binding obligations of such persons or entities, enforceable against it in accordance with their respective terms, and none of the Collateral Parties has a valid defense to the enforcement of such obligations, and (iii) Laurus is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law.


3.  Standstill and Forbearance; Waiver of Defenses; Releases.

(a) Each of the Collateral Parties hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Laurus to exercise rights and remedies under the Transaction Documents, applicable law or otherwise and each of the Collateral Parties further represents and warrants that as of the date hereof no other Events of Default under the Transaction Documents exist. Laurus has not waived, presently do not intend to waive and may never waive such Existing Defaults, or any rights or remedies set forth in the Transaction Documents, and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver or waivers. Each of the Collateral Parties hereby acknowledges and agrees that Laurus has declared all of the Obligations under the Transaction Documents to be immediately due and payable pursuant to Section 1 above.

(b) Subject at all times to the full and timely performance by GDSI and ADS of all of their respective covenants and agreements set forth in this Agreement, Laurus does hereby covenant and agree to "standstill" and forbear from further exercising its rights and remedies under the Transaction Documents arising out of the Existing

Defaults, until the earlier to occur of (i) a "Standstill Default" (as hereinafter defined), or (ii) 2:00 p.m. (New York time) on November 24, 2004 (the earlier to occur of (i) and (ii), a "Standstill Termination Event"); provided that, notwithstanding the foregoing, (A) Laurus may continue to exercise its rights and remedies with respect to the Accounts as set forth in the Transaction Documents in accordance with
Section 6(c) below and (B) Laurus, may, in its sole discretion, exercise the rights granted to it in connection with the Assignment (as defined below).

(c) If, upon the occurrence of a Standstill Termination Event, GDSI shall not have paid, or cause to be paid, to Laurus the Note Obligations by wire transfer of immediately available funds to one or more bank accounts designated by Laurus no later than 5:00 p.m. on the business day following the date of such Standstill Termination Event, then, without any further notice, the standstill and forbearance set forth herein shall be terminated, all amounts due under the Transaction Documents shall be due and payable and Laurus may immediately commence to exercise any and all of its rights, remedies, liens and security interests under the Transaction Documents with deemed effect from the date of the respective Existing Defaults.

(d) In consideration of the agreements of Laurus contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Collateral Parties, on behalf of themselves and their respective affiliates, successors, assigns and other legal representatives, do hereby: (i) waive, any and all defenses, claims, counterclaims, proceedings or other rights, whether at law or in equity, to enjoin, bring any legal action, delay or otherwise oppose the exercise by Laurus of any and all of its and their rights, remedies, liens and security interests under the Transaction Documents; (ii) agree that if the Note Obligations shall not be paid in full upon the occurrence of a Standstill Termination Event, they shall not, at that time, directly or through any third party acting on their behalf, seek to enjoin, delay or otherwise oppose the exercise by Laurus of any and all of its and their rights, remedies, liens and security interests under the Transaction Documents; and (iii) absolutely, unconditionally and irrevocably release, remise and forever discharges Laurus, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, collateral agents, advisors and other representatives (Laurus and all such other persons and entities being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts:, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Collateral Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Transaction Documents or transactions thereunder or related thereto. Each of the Collatera1 Parties understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each of the Collateral Parties agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. This waiver and release does not include any cause of action defense, or counterclaim arising out of any breach by Laurus of the Transaction Documents or this Agreement on or after the date


4.  Representations and Warranties.

(a) Each of the Collateral Parties hereby represents that the representations and warranties made by or on behalf of any Collateral Party to Laurus in any of the Transaction Documents to which it is a party was true and correct when made and in all material respects is, except for the representation and warranty set forth in the Transaction Documents relating to the non-existence of an Event of Default (but only to the extent of an Existing Default), true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by such Collateral Party on the date hereof and in this Agreement.

(b) Each of the Collateral Parties represents and warrants that this Agreement has been duly executed and delivered to Laurus and is in full force and effect

(c) Each of the Collateral Parties represents and warrants that the execution and delivery and performance of this Agreement by such parties will not violate any requirement of law or contractual obligation of such party and will not result in or require, the creation or imposition of any lien on any of its properties or revenues.

(d) Each of the Collateral Parties hereby acknowledge, confirm and agree that any misrepresentation by any of such parties, or any failure of any such party to comply with the covenants, conditions and agreements contained in any of the Transaction Documents to which it is a party, herein or in any other agreement, document or instrument at any time executed and/or delivered by any such party with, to or in favor of Laurus shall constitute a Standstill Default (as hereinafter defined). In the event any person or entity, other than Laurus, shall at any time exercise for any reason (including by reason of any Existing Default, any other present or future Event of Default, or otherwise) any of its rights or remedies against any Collateral Party or any obligor providing credit support for such Collateral Party's obligations to such other person or entity, or against any Collateral Party or such obligor's properties or assets, such event shall constitute a Standstill Default


5.  Standstill Defaults.

If any of the following events shall occur, a "Standstill Default" hereunder shall be deemed to have occurred:

(a) any Collateral party fails or neglects to perform keep or observe any covenant, agreement or obliga1jon contained in this Agreement to be performed or observed by it;

(b) any representation or warranty herein or in agreement executed in connection therewith is untrue or incorrect in any material respect as of the date when made or deemed made;

(c) any default or event of default (other than the Existing Defaults) shall occur under any of the Transaction Documents;

(d) a case or proceeding is commenced against any of the Collateral Parties seeking a decree or order in respect of such Party (i) under the bankruptcy code or any other applicable federal, state or foreign bankruptcy or other similar law. (ii) appointing a custodian, receiver, liquidator, assignee" trustee or sequestrator (or similar official) for such Party or for any substantial part of any such Party's assets, or
(iii) ordering the winding-up or liquidation of the affairs of such Party;

(e) any of the Collateral Parties (i) files a petition seeking relief under the bankruptcy code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver liquidator, assignee, trustee or sequestrator (or similar official) for such Collateral Party or for any substantial part of any such Collateral Party's assets, (iii) makes an assignment for the benefit of creditors, or (iv) takes any action in furtherance of any of the foregoing or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due; or

(f) any provision of this Agreement or any document or agreement executed in connection herewith for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Party (other than Laurus) shall challenge the enforceability of this Agreement of any document or agreement executed in connection herewith or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of this Agreement or any document or agreement executed in connection herewith has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms.

Upon the occurrence of any Standstill Default, a Standstill Termination Event shall have occurred and Laurus, shall have the absolute right to immediately commence to exercise any and all of its and their rights, remedies, liens and security interests under the Transaction Documents


6.  Additional Agreements of the Parties.

(a) Forgiveness of Additional Acceleration Amount. Laurus hereby agrees that, in the event that, on or prior to 2:00 p.m. (New York time) on November 24, 2004, (x) GDSI shall have provided Laurus with written evidence satisfactory to Laurus evidencing the receipt by GDSI of net cash proceeds of at least $2,000,000 from a common equity investment (in addition to the Initial Equity Investment referred to below) (the "Additional Equity Investment") made by equity investors satisfactory to Laurus and (y) GDSI shall provide Laurus and its counsel with the terms, conditions and documentation related to such Additional Equity Investment at least five (5) business days prior to the consummation of such Additional Equity Investment. GDSI shall not enter into any Additional Equity Investment agreement which is adverse to Laurus' interests established in the Transaction Documents or those rights established herein. Laurus shall, so long as no Standstill Termination Event has occurred prior to the receipt of the Additional Equity Investment, forgive the Additional Acceleration Amount (i.e., $265,428.88) (it is understood and agreed, however, that following any such forgiveness, Laurus shall then have its right to require a future Default Payment under, and as defined in, each of the Minimum Borrowing Note and, the Revolving Note reinstated in its entirety).

(b) No Ratchet For Initial Equity Investment. Notwithstanding anything to the contrary contained in the Transaction Documents, Laurus hereby agrees that the Fixed Conversion Price (as defined in each of the Minimum Borrowing Note and the Revolving Note) shall not be reduced as a result of the issuance of any shares of Common Stock or securities convertible into Common Stock in connection with the Initial Equity Investment (as defined below).

(c) Ratchet for Additional Equity Investment. Notwithstanding anything to the contrary contained in the Transaction Documents, GDSI, ADS and Laurus hereby agree that the Exercise Price under, and as defined in, the Warrant issued to Laurus by GDSI dated July 28,2004, to purchase 1,111,111 shares of Common Stock of GDSI (subject to adjustment as provided therein) shall be reset in the following manner on the date of the consummation of the Additional Equity Investment:
(i) in the event that warrants, options or a similar instrument (collectively, "Additional Equity Warrants") are issued by GDSI to investors in connection with the Additional Equity Investment; the Exercise Price shall be reset to the lesser of (x) the lowest exercise price set forth in the such Additional Equity Warrants and (y) 150 percent of the consideration per share (the "Offer Price") applicable to the shares of Common Stock of GDSI issued or convertible in connection with the Additional Equity Investment and (ii) in the event that Additional Equity Warrants are not issued by GDSI to investors in connection with the Additional Equity Investment, the Exercise Price shall be reset to 125 percent of the Offer Price, in each case solely to the extent that any such reset shall have the effect of lowering the Exercise Price in effect immediately prior to any such reset. Furthermore, for the avoidance of doubt, GDSI and ADS understand and agree that the provisions of each of Section 3.5C of the Minimum Borrowing Note and Section 2.5C of the Revolving Note shall be applicable to the issuance of securities and/or equity interests in connection with the Additional Equity Investment.

(d) Accounts. (i) Each of GDSI and ADS hereby agrees that Laurus may continue to exercise all rights, remedies, liens and security interests with respect to the Accounts as set forth in the Transaction Documents (including, without limitation, those rights, remedies, liens and security interests set forth in the Security Agreement) without giving effect to this Agreement (other than Section 6(c)(ii) below).

    (ii) Each of GDSI, ADS and Laurus hereby agrees that, at all times prior to a Standstill Termination Event, (x) all Accounts which are (A) payable by customers in connection with services provided, or projects commenced, by (or on behalf of) GDSI, ADS and/or any of their respective subsidiaries or affiliates, and (B) have been invoiced, prior to the date hereof, by (or on behalf of) GDSI, ADS and/or any of their respective subsidiaries or affiliate shall be collected directly by Laurus, and all cash received by Laurus from the payment of such Accounts referred to in this clause (x) shall be applied by Laurus to reduce the Note Obligations in the manner set forth in the Transaction

Documents and (y) all Accounts which are (A) payable by customers in connection with services provided, or projects commenced, by (or on behalf of) GDSI, ADS and/or any of their respective subsidiaries or affiliates, and (B) have been invoiced, on or after the date hereof, by (or on behalf of) GDSI, ADS and/or any of their respective subsidiaries or affiliates shall be collected directly by Laurus, and all cash received by Laurus from the payment of such Accounts referred to in this clause (y) shall be applied by Laurus in the following manner: (I) first, 60 percent of all cash received by Laurus from the collection of such Accounts shall be applied by Laurus to reduce the Note Obligations in the manner set forth in the Transaction Documents and (II) second, the remaining 40 percent of all cash received by Laurus from the collection of such Accounts shall be returned to GDSI and/or ADS (as appropriate), and utilized by either GDSI and/or ADS for working capital purposes only. All calculations and allocations made pursuant to this Section 6(c)(ii) shall be made by Laurus in its sole discretion after consultation with GDSI and shall be final.

(e) No Waiver; Reservation of Rights. Except as otherwise expressly set forth in this Agreement, all of the terms and conditions of the Transaction Documents shall remain in full force and effect and are deemed to be incorporated herein by this reference. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall (i) limit in any manner whatsoever the Collateral Parties' obligations to comply with and Laurus' right to insist upon such Collateral Parties' compliance with each and every term of the Transaction Documents, or (ii) constitute a waiver of any Event of Default or any right or remedy available to Laurus, or of any Collateral Parties' or any other party to the Transaction Documents obligation to pay and perform all of its or their respective obligations,. in each case, whether arising under the Transaction Documents, applicable law and/or in equity, all of which rights and remedies howsoever arising are hereby expressly reserved, are not waived and may be exercised by Laurus at any time in accordance with the provisions of the Transaction Documents and this Agreement.


7.  Miscellaneous.

(a) Effectiveness. This Agreement shall become effective on the date that the following conditions are satisfied (such date, the "Effective Date"):

    (i) an authorized representative of each of Laurus, GDSI and ADS shall have executed this Agreement;

    (ii) (x) GDSI shall have provided Laurus with written evidence satisfactory to Laurus evidencing the receipt by GDSI of net cash proceeds of at least $400,000 from a common equity investment (the "Initial Equity Investment") made by equity investors. GDSI will provide Laurus with copies of terms, conditions and documentation of the Initial Equity Investment. GDSI shall not enter into any Initial Equity Investment agreement which is adverse to Laurus' interests in the Transaction Documents or those rights established herein.

    (iii) an authorized representative of GDSI shall have executed and delivered to Laurus the Assignment in the form of Exhibit A attached hereto (the "Assignment"). The attached Assignment has been executed by an Authorized Representative of each of GDSI and ADS; however, said Assignment shall not be effective unless a Standstill Termination Event occurs;

    (iv) Laurus shall have received from GDSI (x) a complete list (in detail satisfactory to Laurus) of all Accounts that have been invoiced by (or on behalf of) GDSI, ADS and/or any of their respective subsidiaries or affiliates, (y) a complete list of all of GDSI's and ADS's "in-progress" projects, service arrangements and similar agreements (collectively, "Projects"), together with information detailing the percentage of completion related thereto (in detail satisfactory to Laurus) and (z) a complete list (together wi1h contact information) of all employees, contractors and advisors that are working on the Projects;

    (v) Laurus shall have received from GDSI and ADS copies of resolutions of the board of; directors of each such entity authorizing such entity to enter into and carry out such transactions as are contemplated pursuant to this Agreement; and

    (vi) Laurus shall have received the executed legal opinion of legal counsel to GDSI and ADS which shall cover such matters incident to the transactions contemplated by this Agreement as Laurus shall request.

(b) Entire Agreement. This Agreement and the agreements executed in connection herewith, together with the Transaction Documents, contains the entire agreement between the Parties hereto with respect to the subject matter hereof. There are no agreements which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by the Party to be charged with enforcement.

(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; except that no Collateral Party shall assign any of rights or obligations hereunder without the prior written consent of Laurus.

(d) Seperate Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall constitute an original and all of which when taken together shall constitute but one instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a Party hereto shall be legal and binding on such Party.

(e) Expenses. Each Collateral Party absolutely and unconditionally jointly and severally agrees to pay to Laurus on demand by Laurus at any time and as often as the occasion therefor may require whether or not all or any of the transactions contemplated by this Agreement are consummated; reasonably incurred fees and disbursements of any counsel to Laurus in connection with the Existing Defaults, the preparation, negotiation, execution, or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by Laurus or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

(f) Cumulative Remedies. The remedies of Laurus hereunder shall be cumulative, and the exercise by Laurus of any of its remedies at law or in equity to recover any damages shall not affect any other remedy available to Laurus.

(g) Notices. Except as otherwise expressly provided herein, all notices hereunder, to be effective, shall be in writing and shall be mailed by certified mail, postage and fees prepaid, or delivered personally or by telephone line facsimile transmission to the Party to be notified as follows:

     If to Laurus:

          Laurus Master Fund, Ltd.
          c/o Laurus Capital Management, LLC
          825 Third Avenue
          14th Floor
          New York, New York 10022
          Attention: Eugene Grin
          Facsimile No.: (212) 541-4434

     If to GDSI or ADS:

          10370 Old Placerville Road
          Suite 107
          Sacramento CA 95827
          Attention: Bill Delgado
          Facsimile No.: (916) 669-3981

and, in each case, shall be effective on receipt. A Party may change the address to which such communications are: to be directed to it by giving written notice to the other Parties hereto of such change in the manner above provided.

(h) Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision.

(i) No Waiver. The failure of a Party at any time or times to require performance of any provision hereof shall in any manner affect its right at a later time to enforce the same. No waiver by a Party ,of any condition, or of the breach of any term, covenant, representation, warranty or agreement contained in this Agreement, whether by conduct or otherwise, in any one or more instances sha11 be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation, warranty or agreement contained in this Agreement.

(j) Reviewed by Attorneys. Each of the Collateral Parties represents and warrants to Laurus that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and document executed in connection herewith with, such attorneys and other persons as such parties may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person or entity. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

(k) Governing Law: Consent to Jurisdiction and Process: Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. THE PARTIES HERETO CONSENT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, SITTING IN THE CITY OF NEW YORK AND BOROUGH OF MANHATTAN AND FURTHER CONSENT THAT ANY PROCESSOR NOTICE OR OTHER APPLICATION TO ANY COURT OR A JUDGE THEREOF MAY BE SERVED WITHIN OR WITHOUT THE STATE OF NEW YORK BY CERTIFIED MAIL OR BY PERSONAL SERVICE, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

(l) Headings. This Article and Section heading, captions, headers and footers contained in this Agreement are for convenience only and shall not form part of or affect the interpretation of this Agreement.

(m) Further Assurances. Each Part to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(n) Certain Defined Terms. Capitalized terms defined in the introductory paragraph of or the recitals to this Agreement have the respective meaning in this Agreement as so defined.




         (Remainder of This Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be duly executed by their respective representatives thereunto duly authorized, as of the date first above written.


                                   LAURUS MASTER FIND, LTD.





                                   By:
                                       ------------------------------
                                       Name:
                                       Title:


                                  GLOBAL DIGITAL SOLUTIONS, INC.





                                   By:
                                       ------------------------------
                                       Name:
                                       Title:


                                   Ads Monterey, INC.





                                   By:
                                       ------------------------------
                                       Name:
                                       Title:

                                                           Exhibit A
                                                           ---------

                              ASSIGNMENT
                              ----------

ASSIGNMENT made as of this 21st day of September, 2004 by GLOBAL DIGITAL SOLUTIONS) INC." d/b/a Pacific Comtel, a New Jersey corporation ("GDSI"), and ADS MONTEREY, INC., a California corporation ("ADS"; GDSI and ADS are collectively, and jointly and severally)~, referred to hcrein as "Assignor") to LAURUS MASTER FUND, LTD.
("Assignee").
FOR VALUE RECEIVED, Assignor hereby assigns" transfers all sets over unto Assignee all of Assignor's right, title and interest (but not its obligations) in, to, under and/or arising in any manner whatsoever out of the litigation proceedings and the payment bond identified on hereto (collectively, the "Action"), including, without limitation, all moneys and claims for moneys due and/or to become due to Assignor in connection the Action.
Assignor hereby irrevocably authorizes and empowers Assignee to (i) ask demand receive and give acquittance for any and all amounts which may be or become due or payable to Assignor in connection with the Action,
(ii) endorse any checks drafts or other orders for the payment of money payable to Assignor in connection with the Action, (iii) file any claims, take any action, institute any proceeding, either in its own name or in the name of Assignor or otherwise, in each case in connection with the Action, {iv) settle prosecute, not prosecute and/or compromise any and all matters relating in any manner whatsoever to the Action in Assignee's sole and absolute discretion, without in each case any liability to Assignee and/or (v) substitute counsel of Assignee's choosing in connection with the Action. It is expressly understood and agreed that Assignee sha11 not be required or obligated in any manner whatsoever to take any one or more: of the actions set forth in the foregoing clauses (i) through (v) and shall be fully indemnified by the Assignor in connection with the exercise or non-exercise, as the case may be, of the same.
Assignor: hereby indemnifies and holds Assignee, and its respective officers, directors, representatives" affiliates, employees, attorneys and agents (each, an "Indemnified Person") harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including fees and disbursements of in-house and outside counsel) which may be instituted or asserted against or incurred by any such Indemnified Person in connection with the transactions contemp1ated with this Assignment and/or in connection with any and all actions taken or not taken by Assignee: in connection therewith.

Assignor shall pay all of Assignee's costs and expenses, including fees and disbursements of in-house and outside counsel arising in any manner whatsoever out of the transactions contemplated by this Assignment.
All of Assignor's obligations to Assignee hereunder shall constitute Obligations under and as defined in the Security Agreement (the "Security Agreement") dated as of July 28,2004 between Assignor and Assignee and shall be secured by the collateral granted from time to time by Assignor in favor of Assignee.

Assignor hereby releases Assignee and each of its officers, directors, representatives, employees, agents, attorneys and affiliates from any and all claims, causes of action, obligations of any kind whatsoever, which Assignor ever had or may now have against Assignee arising our of or relation in any manner whatsoever to the transactions contemplated by the Security Agreement and/or this Assignment.

This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

In WITNESS WHEREoF, Assignor has duly executed this Assignment the day and year first above written.


                                   GLOBAL DIGITAL SOLITIOMS, INC.,
                                   d/b/a/ PACIFIC COMTEL




                                   By: /s/  Willam J Delgado
                                       ------------------------------
                                       Name:  William J Delgado
                                       Title: President and CEO


                                   Ads Monterey, INC.





                                   By: /s/  William J Delgado
                                       ------------------------------
                                       Name:  William J Delgado
                                       Title: President and CEO

                              SCHEDULE A
                              ----------

                                ACTION
                                ------


1. Case No BC317244 filed with the Superior Court of California, County of Los Angeles under the caption MasTec North America, Inc., a Florida corporation, Plaintiff v. Pacific Comtel, Inc., an entity form unknown; and Does 1 through 100. inclusive, Defendants.

2. The California State University Performance Bond # 3SE 061 643-00 dated August 19, 2002, relating to Contract No. 4902-0021, Project No. LA413998 naming Aideo, Inc., d/b/a/ MasTec Network Services, as
Contractor and American Manufacturers Mutual Insurance Company as
Surety.